Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the references to our Firm under the headings "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Variable Insurance Products Fund IV: FundsManager 20% Portfolio, FundsManager 50% Portfolio, FundsManager 70% Portfolio, and FundsManager 85% Portfolio, which are included in Post-Effective Amendment No. 83 to the Registration Statement on Form N-1A.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 7, 2006